EXHIBIT 24.2

POWER OF ATTORNEY

We, the undersigned officers and directors of Jones Lang LaSalle Income Property Trust, Inc., and each of us, do hereby constitute and appoint C. Allan Swaringen our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and directors to enable Jones Lang LaSalle Income Property Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statements and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

/s/ R. MARTEL DAY
R. Martel Day
Director
July 25, 2015